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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                              Evergreen Solar, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


       Delaware                                                 04-3242254
--------------------------                                  -----------------
 (State of incorporation                                       (IRS Employer
 or organization)                                          Identification No.)


                 211 Second Avenue, Waltham, Massachusetts 02451
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               (Address of principal executive offices) (Zip Code)



If this form relates to the            If this form relates to the
registration of a class of             registration of a class of
securities pursuant to                 securities pursuant to
Section 12(b) of the Exchange          Section 12(g) of the Exchange
Act and is effective pursuant          Act and is effective pursuant
to General Instruction A.(c),          to General Instruction A.(d),
please check the following box: [ ]    please check the following box: [X]



Securities Act registration statement file number to which this form relates: 333-43140 (If applicable)
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        Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------

       None                                             N/A


        Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $.01 par value per share
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                                (Title of Class)

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      Information concerning the Registrant's Common Stock is contained in the Registrant's Registration Statement on Form S-1 (File No. 333-43140), filed with the Securities and Exchange Commission on August 4, 2000 as the same may be amended from time to time (the "S-1 Registration Statement"), and such information is incorporated herein by reference.


Item 2.  EXHIBITS

 Exhibit No.                       Exhibit
 -----------                       -------

     1. Second Amended and Restated Certificate of Incorporation of the Registrant (currently in effect) (Incorporated by reference to Exhibit
          3.1 to the S-1 Registration Statement).

     2. Third Amended and Restated Certificate of Incorporation of the Registrant (to be filed upon the closing) (Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

     3. Amended and Restated By-laws of the Registrant (currently in effect) (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

     4. Second Amended and Restated By-laws of the Registrant (to take effect as of the closing) (Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement).

     5. Series D Preferred Stock Purchase Agreement dated as of December 28, 1999 (Incorporated by reference to Exhibit 10.8 to the S-1 Registration Statement).

     6. Specimen Certificate for Shares of the Registrant's Common Stock (Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

     7. 1994 Stock Option Plan (Incorporated by reference to Exhibit 10.1 to the S-1 Registration Statement).

     8.   2000 Stock Option and Incentive Plan (Incorporated by reference to
          Exhibit 10.2 to the S-1 Registration Statement).

     9.   2000 Employee Stock Purchase Plan (Incorporated by reference to
          Exhibit 10.3 to the S-1 Registration Statement).


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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      Evergreen Solar, Inc.



                                      By: /s/ Mark A. Farber
                                          -------------------------------------
                                          Mark A. Farber
                                          Chief Executive Officer and President

Date:  October 4, 2000